                                                                      Exhibit 32

                        CERTIFICATIONS UNDER SECTION 906

         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

         The Quarterly Report for the period ended March 31, 2005 (the "Form
10-Q") of the Company fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

         Dated: May 16, 2005                 /s/ Christopher J. Walls
                                             ------------------------
                                             Christopher J. Walls
                                             Chief Executive Officer, President
                                               and General Counsel
                                             (Principal Executive Officer)

         Dated: May 16, 2005                 /s/ William A. Blaskiewicz
                                             --------------------------
                                             William A. Blaskiewicz
                                             Vice President and Chief Financial
                                               Officer
                                             (Principal Financial and Accounting
                                               Officer)